[J.P. Morgan Multi-Asset ChoiceSM New York

Variable Annuity]

Application for

Individual Flexible Purchase Payment Variable Deferred Annuity

Minimum Initial Purchase Payment of $[50,000]

Nationwide Life Insurance Company

[PO Box 182021, Columbus, OH 43218-2021]• Phone:[800-848-6331]

Express Mail:[3400 Southpark Place Ste A, DSPF-F4, Grove City, OH 43123-4856]

1.	Parties to the Contract (Please print)

1a.	Contract Owner

Name (First, MI, Last): [John D. Doe]

Trust Name (if applicable):
(Additional forms required)

Birth Date: [08/07/1965]        Sex:  ☒    M  ☐    F    SSN/Tax ID: [123-45-6789]

Street: [1234 AnyStreet]

City: [AnyPlace]                                                             State: [AnyState]         ZIP: [12345]

Email: [emailaddress@gmail.com]                    Phone Number: [ 614-555-5555]

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1b.	Joint/Contingent Owner

Check one box only: ☒ Joint Owner (Available only with Non-Qualified Contracts.)

                                            ☐ Contingent Owner (Available only with Non-Qualified Contracts.)

Name (First, MI, Last): [Jane B. Doe]

Birth Date: [ 06/01/1965]        Sex:  ☐    M  ☒    F     SSN/Tax ID: [987-65-4321]

Address:  ☒ Same address as owner or fill out address below

Street:

City:                                                                                                    State:                                                           ZIP:

Email: [emailaddress@gmail.com]                    Phone Number: [614-555-5555]

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1c.	Annuitant Complete only if different from Contract Owner or if Contract Owner is a non-natural owner or a Trust. (Annuitant must be age [80] or younger.)

Name (First, MI, Last):

Relationship to Contract Owner:

Birth Date:                                  Sex:  ☐     M  ☐  F   SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:                                                                                                    State:                                                           ZIP:

Email:                                                                                                    Phone Number:

VAAA-0155NY	Page 1 of 6	(NEW YORK) [JPMNN/Q (11/2020)]

1.	Parties to the Contract (continued)

1d.	Contingent Annuitant (Must be age [80] or younger.)

Name (First, MI, Last):

Birth Date:                                                   Sex: ☐ M    ☐     F     SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:                                                                                                    State:                                  ZIP:

Email:                                                                                          Phone Number:

1e.

Beneficiaries Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your Beneficiaries social security numbers (SSN) will help expedite Beneficiary claims and will ensure that Nationwide can properly identify your Beneficiaries.

Primary Beneficiaries Allocations must equal 100%. ☒ Pay all Primary Beneficiaries equally

Legal Name (First, MI, Last): [Beneficiary One]

Relationship to Annuitant: [Other]                                                                                  Allocation (whole % only): [50] %

Birth Date: [12/25/2000]                              Sex: ☒ M    ☐ F     SSN/Tax ID: [xxx-xx-xxxx]

Address: ☐ Same address as owner or fill out address below

Street: [789 E. Main Street, Suite 123]

City: [Columbus]                                                                      State: [OH]                                                                  ZIP: [43213]

Email: [emailaddress@gmail.com]                                                                                                   Phone Number: [614-222-2222]

Legal Name (First, MI, Last): [Beneficiary Two]

Relationship to Annuitant: [Other]                                                                                               Allocation (whole % only): [50] %

Birth Date: [12/18/2001]                                                      Sex: ☐ M    ☒     F    SSN/Tax ID: [xxx-xx-xxxx]

Address: ☐ Same address as owner or fill out address below

Street: [789 E. Main Street, Suite 312]

City: [Columbus]                                                                          State: [OH]                                                          ZIP: [43213]

Email: [emailaddress@gmail.com]                                                                          Phone Number: [740-555-5555]

If more than two Primary Beneficiaries, list additional names on the Additional Beneficiaries form.

Contingent Beneficiaries Allocations must equal 100%. ☐ Pay all Contingent Beneficiaries equally

Legal Name (First, MI, Last):

Relationship to Annuitant:                                                                                                    Allocation (whole % only):                 %

Birth Date:                                                      Sex: ☐ M    ☐ F     SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:                                                                                                    State:                                  ZIP:

Email:                                                                                          Phone Number:

VAAA-0155NY	Page 2 of 6	(NEW YORK) [JPMNN/Q (11/2020)]

1.	Parties to the Contract (continued)

Legal Name (First, MI, Last):

Relationship to Annuitant:                                                                                                    Allocation (whole % only):                 %

Birth Date:                                                   Sex: ☐ M    ☐     F    SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:                                                                                                    State:                                  ZIP:

Email:                                                                                          Phone Number:

If more than two Contingent Beneficiaries, list additional names on the Additional Beneficiaries form.

2.	Contract Information

2a.	Contract Type Must specify by checking a box.

☒	Non-Qualified

☐	Non Naturally Owned Non-Qualified*

☐	CRT* (Charitable Remainder Trust)

☐	Beneficially Owned Non-Qualified*

*	Additional forms required.

2b.	Purchase Payment

Approximate Amount: $ [ 15,000 ]                                                     ($[50,000] initial minimum.)

Payment Submitted Via: ☒  Check    ☐  Wire    ☐  1035(a) Exchange*    ☐  Transfer/Rollover*

Source of Funds:

*	Additional forms required.

3.	Death Benefit Options

Consult your prospectus.

If a Death Benefit option is not elected, we will default to the standard death benefit.

I elect

☒	Standard Death Benefit (Return of Contract Value)

4.	Asset Rebalancing

The Contract Value will be rebalanced based on the variable fund Purchase Payment allocations elected on the application at the frequency selected below unless subsequently changed. Please note that if elected, asset rebalancing will apply to all funds.

☐  Quarterly    ☐  Semi-Annually    ☐  Annually

VAAA-0155NY	Page 3 of 6	(NEW YORK) [JPMNN/Q (11/2020)]

5.	Investment Options

Purchase Payment Allocation and Disclosures

Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.

Must be whole percentages and must add up to 100%.

American Century Investors
% American Century VP Growth Fund
American Funds Insurance Series®
% American Funds Mortgage Fund
BlackRock Variable Series Funds I
% BlackRock Equity Dividend V.I. Fund
% BlackRock Small Cap Index V.I. Fund
BlackRock Variable Series Funds II
% BlackRock High Yield V.I. Fund
Credit Suisse Trust
% Credit Suisse Trust Commodity Return Strategy Portfolio
Delaware Variable Insurance Product Trust
% Delaware VIP® Emerging Markets Series
Federated Hermes
% Federated Hermes High Income Bond Fund
Fidelity® Investments
% Fidelity VIP Government Money Market Portfolio
% Fidelity VIP Index 500 Portfolio
% Fidelity VIP International Index Portfolio
Hartford
% Hartford Disciplined Equity HLS
% Hartford MidCap HLS
Invesco
% Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund
% Invesco Oppenheimer V.I. International Growth Fund
JPMorgan Investment Management
% JPMorgan Insurance Trust Core Bond Portfolio
% JPMorgan Insurance Trust Mid Cap Value Portfolio
Lazard Retirement Series
% Lazard Retirement Emerging Markets Equity Portfolio
Legg Mason
% ClearBridge Variable Appreciation Portfolio
% ClearBridge Variable Dividend Strategy Portfolio

Lord Abbett Series Funds
% Lord Abbett Series Short Duration Income Portfolio
MainStay VP Funds Trust
% MainStay VP Floating Rate Portfolio
% MainStay VP MacKay High Yield Corporate Bond Portfolio
MFS® Variable Insurance Trust
% MFS® VIT Investor Trust Series
% MFS® VIT Value Series
MFS® Variable Insurance Trust III
% MFS® VIT III Mid Cap Value Portfolio
Nationwide Variable Insurance Trust (NVIT)
% Neuberger Berman NVIT Multi Cap Opportunities Fund
% NVIT Wells Fargo Discovery Fund
PIMCO Variable Insurance Trust
% PIMCO VIT CommodityRealReturn® Strategy Portfolio
% PIMCO VIT High Yield Portfolio
% PIMCO VIT Income Portfolio
% PIMCO VIT International Bond Portfolio (U.S. Dollar Hedged)
% PIMCO VIT Low Duration Portfolio
% PIMCO VIT Real Return Portfolio
% PIMCO VIT Short-Term Portfolio
% PIMCO VIT Total Return Portfolio
Schwab Annuity Portfolios
% Schwab® S&P 500 Index Portfolio
T. Rowe Price Equity Series
% T. Rowe Price Blue Chip Growth Portfolio
Vanguard
% Vanguard VIF International Portfolio
% Vanguard VIF Mid-Cap Index Portfolio
% Vanguard VIF Short-Term Investment Grade Portfolio
% Vanguard VIF Total Bond Market Index Portfolio
% Vanguard VIF Total International Stock Market Index Portfolio
% Vanguard VIF Total Stock Market Index Portfolio

VAAA-0155NY	Page 4 of 6	(NEW YORK) [JPMNN/Q (11/2020)]

6.	Contract Owner Signatures and Authorizations

6a.	Replacement Information

☐ Yes    ☒ No     Do you have existing life insurance or annuity Contracts?

☐ Yes    ☒ No     Is the applied for Contract intended to replace, discontinue or change any existing life insurance or annuity contracts?

Please complete the Nationwide Life Insurance Company New York Regulation 60 Annuity Insurance Definition of Replacement form. If a replacement is occuring, please also complete the Nationwide Life Insurance Company New York Regulation 60 Annuity Insurance Replacement Packet and submit the first stage Regulation 60 paperwork prior to completing this application.

6b.	Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following:

Annuity payments, Death Benefits, Surrender Values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

•

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner and/or Annuitant, if applicable, may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner. Nationwide will apply its right to refuse Purchase Payments in excess of $1,000,000 in a reasonable and non-discriminatory manner.

•

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective.

•

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Insurance Agent BEFORE you sign this application.

The Application is attached to and made part of the Contract.

Contract Owner Signature:	[John A. Doe]

Joint Contract Owner Signature (if any):	[Jane B. Doe]

State In Which Application Was Signed:	[AnyState]	Date:	[11/01/2020]

VAAA-0155NY	Page 5 of 6	(NEW YORK) [JPMNN/Q (11/2020)]

7.	Primary Insurance Agent Information

7a.	Primary Insurance Agent Replacement Information

☐ Yes    [☒] No     Are you aware of any existing annuities or insurance owned by the applicant?

☐ Yes    [☒] No     Is the applied for Contract intended to replace, discontinue or change any existing life insurance or annuity contracts?

7b.	Primary Insurance Agent Information (Please print)

Name (First, MI, Last):    [Thomas A. Moore]

Office Street Address:      [444 Anystreet]

City:     [AnyCity]                                                                              State:    [AnyState]                     ZIP:  [12345-6789]

Phone Number:    [555-555-1234]

Email:    [emailaddress@gmail.com]

Firm Name:  [ABC Producer]

National Producer Number:

(Not required if insurance agent and firm name are printed clearly above.)

When the Insurance Agent signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Insurance Agent.

Signature: [Thomas A. Moore]	Date:	[11/01/2020]

8.  Additional Insurance Agent Information

8a.  Additional Insurance Agent Replacement Information

☐ Yes    ☐ No     Are you aware of any existing annuities or insurance owned by the applicant?

☐ Yes    ☐ No     Is the applied for Contract intended to replace, discontinue or change any existing life insurance or annuity                             contracts?

8b.  Additional Insurance Agent Information (Please print)

Name (First, MI, Last):

Office Street Address:

City:                                                                                                                     State:                        ZIP:

Phone Number:

Email:

Firm Name:

National Producer Number:

(Not required if insurance agent and firm name are printed clearly above.)

When the Insurance Agent signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Insurance Agent.

Signature:                                                                                                                                                    Date:

[J.P. Morgan Multi-Asset Choice is a trademark of JPMorgan Chase Bank, N.A.]

[Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2020 Nationwide]

VAAA-0155NY	Page 6 of 6	(NEW YORK) [JPMNN/Q (11/2020)]